UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2006

THE PMI GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PMI Plaza, 3003 Oak Road

Walnut Creek, California 94597

(Address of principal executive offices with zip code)

(925) 658-7878

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 10, 2006, The PMI Group, Inc. (the “Company”) entered into a supplemental remarketing agreement with Banc of America Securities LLC, as remarketing agent and The Bank of New York Trust Company, N.A. (as successor to The Bank of New York), not individually but solely as purchase contract agent and as attorney-in-fact of the holders of the related purchase contracts. The supplemental remarketing agreement updates certain representations and warranties, conditions to closing and indemnification provisions contained in the remarketing agreement, dated as of November 3, 2003 (together with the supplemental remarketing agreement dated as of August 10, 2006, the “Remarketing Agreement”), by and among the Company, Banc of America Securities LLC, as remarketing agent and The Bank of New York, not individually but solely as purchase contract agent and as attorney-in-fact of the holders of the related purchase contracts.

The Remarketing Agreement relates to the remarketing of the Company’s senior notes due 2008 that were issued as a component of the Company’s corporate units relating to the Company’s 5 7/8% Hybrid Income Term Security Units.

Item 9.01 Financial Statements and Exhibits.

The exhibits listed below relate to the Registration Statements (No. 333-107747 and No. 333-110044) on Form S-3 of the Company and are being filed herewith solely for incorporation by reference in such Registration Statements.

1.1 Supplemental Remarketing Agreement, dated as of August 10, 2006, by and among The PMI Group, Inc., Banc of America Securities LLC, as remarketing agent and The Bank of New York Trust Company, N.A., not individually but solely as purchase contract agent and as attorney-in-fact of the holders of the related purchase contracts.

8.1 Tax Opinion of Sullivan & Cromwell LLP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PMI GROUP, INC.

Date: August 14, 2006	By:	/s/ Donald P. Lofe, Jr.
Donald P. Lofe, Jr.
Executive Vice President, Chief Financial Officer

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